
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                     160,205,259
<SECURITIES>                                         0
<RECEIVABLES>                                  201,555
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             169,837,967<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               169,837,967<F2>
<SALES>                                              0
<TOTAL-REVENUES>                          (17,527,472)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,950,087
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             23,477,559
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         23,477,559
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                23,477,559
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $8,902,317.
<F2>Liabilities include redemptions payable of $1,695,046, accrued brokerage commissions of $219,515, accrued management fees of $422,697 and administrative expenses payable of $82,565 and accrued transaction fees and costs of $22,599.
<F3>Total revenues includes realized trading revenue of $(20,272,787), net change in unrealized of $940,534 and interest income of $1,804,781.

